Exhibit 99.4

Conduit Pharmaceuticals and Murphy Canyon Acquisition Corp. Announce Completion of Business Combination

September 22, 2023 / Conduit Pharmaceuticals Limited (“Conduit Pharmaceuticals”), a multi-asset clinical-stage disease-agnostic life science company providing an efficient model for compound development, and Murphy Canyon Acquisition Corp., a special purpose acquisition company (Nasdaq: MURF) (“MURF”), announced today the completion of the previously announced business combination (the “Transaction”).

●	Conduit expects to commence trading on September 25, 2023, under ticker symbol “CDT” for its common stock on The Nasdaq Global Market and ticker symbol “CDTTW” for its warrants on The Nasdaq Capital Market.

●	At the debut of trading, there will be a pro forma enterprise value of approximately $720 million. Existing Conduit Pharmaceuticals shareholders will own approximately 90% of the combined company’s common stock issued and outstanding as of the closing.

●	Immediately prior to completion of the Transaction, MURF closed the previously announced investment by a single institutional investor, which purchased $20.0 million of MURF’s units at a price of $10.00 per unit in a private placement. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock (the “Offering”). The warrants have an exercise price of $11.50, are exercisable after 30 days after the completion of the business combination and expire five years after the completion of the Transaction. Together, the Transaction and the Offering, provide Conduit with approximately $20 million, after giving effect to Murphy Canyon stockholder redemptions and before payment of Transaction and Offering expenses.

●	The Transaction was completed on September 22, 2023

In connection with the completion of the Transaction, MURF changed its name to Conduit Pharmaceuticals Inc. The shares of common stock of the combined company (“Conduit”) are expected to begin trading on September 25, 2023, under the new ticker symbol “CDT” on The Nasdaq Global Market and the warrants under the new ticker symbol “CDTTW” on The Nasdaq Capital Market.

Management

Conduit Pharmaceuticals is led by a team of pharmaceutical industry veterans. Dr. Dave Tapolczay, former CEO of LifeArc and Worldwide Head of Chemistry at Zeneca Agrochemicals, is the Chief Executive Officer and a member of the Board of Directors. Dr. Freda Lewis-Hall, former Chief Medical Officer of Pfizer, serves as Non-Executive Chair of the Board of Directors.

Dr. Tapolzczay commented, “By acquiring rights to develop assets that have successfully completed Phase 1 trials from large pharmaceutical companies, we believe that we may dramatically reduce risks inherent in the traditional biotech model.”

Dr. Lewis-Hall added, “Conduit’s model positions it as a trailblazer in the industry: providing a platform to move deprioritized assets forward by way of a lean and focused pathway. I am excited about Conduit’s potential to bring new treatments to patients that need them.”

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Jack Heilbron, the former Chairman and CEO of MURF, noted, “We continue to be impressed with Conduit’s management team, and its plans as a public company. We expect that their novel approach to development of deprioritized assets will bring many new growth opportunities.”

Advisors

A.G.P./Alliance Global Partners acted as the exclusive financial advisor to Conduit Pharmaceuticals in connection with the Transaction and as the sole placement agent to MURF in connection with the Offering. Sichenzia Ross Ference LLP acted as legal counsel to MURF. Thompson Hine LLP and Ogier (Cayman) LLP acted as legal counsel to Conduit Pharmaceuticals.

About Conduit

Conduit is a disease agnostic life science company providing an efficient model for compound development. Conduit is a departure from the traditional pharma/biotech business model whereby, typically companies shepherd their assets through regulatory approval, Conduit acquires assets that are Phase II-ready and then seeks an exit through third-party license deals following successful clinical trials. Conduit is led by a highly experienced team of pharmaceutical executives, including Dr. David Tapolczay and Dr. Freda Lewis-Hall, and was established to fund the development of clinical molecules licensed from major pharmaceutical companies.

About MURF

Prior to the business combination, MURF was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Management was led by Jack Heilbron, Chief Executive Officer and Chairman of the Board of Directors. MURF was sponsored by Murphy Canyon Acquisition Sponsor, LLC, a wholly owned subsidiary of Presidio Property Trust, Inc. (Nasdaq: SQFT).

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Conduit’s future results of operations and financial position, Conduit’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated product candidates, and expected use of proceeds, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to; the inability to obtain or maintain the listing of Conduit’s securities on Nasdaq following the business combination; the risk that the business combination disrupts current plans and operations of Conduit as a result of the announcement and consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that Conduit’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities; costs related to the business combination; changes in applicable laws or regulations; the possibility that Conduit may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement/prospectus relating to the business combination, including those under “Risk Factors” therein, and in other filings with the SEC made by MURF. Moreover, Conduit operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Conduit’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law. Conduit assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Conduit gives no assurance that it will achieve its expectations.

Contacts

Sean Leous

ICR Westwicke

sean.leous@westwicke.com

Adam Sragovicz

Conduit Pharmaceuticals Inc.

as@conduitpharma.com

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